THIRD AMENDED AND RESTATED PLEDGE AGREEMENT
(MEMBERSHIP AND PARTNERSHIP INTERESTS)

THIS THIRD AMENDED AND RESTATED PLEDGE AGREEMENT (MEMBERSHIP AND PARTNERSHIP INTERESTS) (as amended, modified, replaced, renewed, restated or extended from time to time, this “Agreement”), dated as of the 26th day of June, 2008, by and between WACHOVIA BANK, N.A., a national banking association (“Lender”), and GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP, a Virginia limited partnership (formerly known as NNN Apartment REIT Holdings, L.P.) (“Pledgor”).

RECITALS

WHEREAS: Pursuant to that certain Loan Agreement dated as of November 1, 2007 by and between GRUBB & ELLIS APARTMENT REIT, INC. (formerly known as NNN Apartment REIT, Inc.), a Maryland corporation (“Borrower”) and Lender, as amended by that certain First Amendment to and Waiver of Loan Agreement dated as of December 21, 2007 and by that certain Second Amendment to and Waiver of Loan Agreement dated as of March 31, 2008 (as so amended and as otherwise amended, modified, renewed, restated, extended or replaced from time to time, the “Existing Loan Agreement”), Lender agreed to extend credit to Borrower on the terms and subject to the conditions set forth therein; and

WHEREAS: Pledgor owns one hundred percent (100%) of (i) the limited partnership interests in each of APARTMENT REIT WALKER RANCH, L.P., a Texas limited partnership (“Walker Ranch”), APARTMENT REIT HIDDEN LAKES, L.P., a Texas limited partnership (“Hidden Lakes”), APARTMENT REIT PARK AT NORTH GATE, L.P., a Texas limited partnership (“North Gate”) and APARTMENT REIT TOWNE CROSSING, L.P., a Texas limited partnership (“Towne Crossing”) (collectively, the “Owned LP’s”), (ii) the membership interests in each of Apartment REIT Walker Ranch GP, LLC, a Delaware limited liability company, Apartment REIT Hidden Lakes GP, LLC, a Delaware limited liability company, Apartment REIT Park at North Gate GP, LLC, a Delaware limited liability company and Apartment REIT Towne Crossing GP, LLC, a Delaware limited liability company (collectively, the “Property Owner GP’s”), each of which Property Owner GP’s is the sole general partner of the respective Owned LP, and (iii) the membership interests in each of G&E APARTMENT REIT THE HEIGHTS AT OLDE TOWNE, LLC, a Delaware limited liability company (“The Heights”), G&E APARTMENT REIT THE MYRTLES AT OLDE TOWNE, LLC, a Delaware limited liability company (“The Myrtles”) and G&E APARTMENT REIT ARBOLEDA, LLC, a Delaware limited liability company (“Arboleda”) (collectively, the “Existing Owned LLC’s”); and

WHEREAS: As consideration for the credit facilities made available to Borrower pursuant to the Existing Loan Agreement, Pledgor agreed, as required pursuant to Paragraph 3 of the Existing Loan Agreement, to pledge as security for Borrower’s obligations under the Existing Loan Agreement certain of the Partnership Interests Pledgor owns in the Owned LP’s and certain of the Membership Interests Pledgor owns in the Existing Owned LLC’s; and

WHEREAS: Pledgor agreed not to sell, convey, transfer or encumber in any way any of the general or limited partnership interests, or membership interests, as applicable, owned by Pledgor in any of the Property Owner GP’s, the Owned LP’s or the Existing Owned LLC’s, so long as the Existing Loan Agreement remained in effect; and

WHEREAS, in furtherance of the above-referenced agreements of Pledgor, Pledgor executed that certain Pledge Agreement (Partnership Interests) dated as of November 1, 2007 between Pledgor and Lender, as amended and restated pursuant to that certain First Amended and Restated Pledge Agreement (Membership and Partnership Interests) dated as of December 21, 2007 and as further amended and restated pursuant to that certain Second Amended and Restated Pledge Agreement (Membership and Partnership Interests) dated as of March 31, 2008 (as so amended and restated and as otherwise amended, modified, renewed, restated, extended or replaced from time to time, the “Existing Pledge Agreement”), pursuant to which Pledgor granted a security interest in favor of Lender, in certain of the Partnership Interests Pledgor owns in the Owned LP’s and certain of the Membership Interests Pledgor owns in the Existing Owned LLC’s; and

WHEREAS, Pledgor owns one hundred percent (100%) of the membership interests in each of G&E APARTMENT REIT CREEKSIDE CROSSING, LLC, a Delaware limited liability company (“Creekside Crossing”) and G&E APARTMENT REIT KEDRON VILLAGE, LLC, a Delaware limited liability company (“Kedron Village”; Kedron Village, together with Creekside Crossing, the “New Owned LLC’s” and each a “New Owned LLC”; the New Owned LLC’s, together with the Existing Owned LLC’s, the “Owned LLC’s” and each an “Owned LLC”; the Owned LLC’s, together with the Owned LP’s, the “Owned Companies” and each an “Owned Company”); and

WHEREAS, Borrower and Lender have agreed to amend the Existing Loan Agreement pursuant to that certain Third Amendment to and Waiver of Loan Agreement of even date herewith between Borrower and Lender (the “Third Amendment,” and the Existing Loan Agreement, as amended by the Third Amendment, and as the same may be further amended, modified, renewed, restated, extended or replaced from time to time, the “Loan Agreement”); and

WHEREAS, as consideration for the credit facilities continuing to be made available to Borrower pursuant to the Loan Agreement, Pledgor has agreed, as required pursuant to Paragraph 3 of the Loan Agreement, to pledge as security for Borrower’s obligations under the Loan Agreement certain of the Membership Interests Pledgor owns in each of the New Owned LLC’s; and

WHEREAS, Pledgor has agreed not to sell, convey, transfer or encumber in any way any of the Membership Interests owned by Pledgor in either of the New Owned LLC’s so long as the Loan Agreement remains in effect; and

WHEREAS, in connection with the amendment of the Existing Loan Agreement pursuant to the Third Amendment, Pledgor and Lender have agreed to amend and restate the Existing Pledge Agreement pursuant to this Agreement. The parties hereto agree that from and after the date hereof, this Agreement shall supersede the Existing Pledge Agreement in all respects and shall constitute the entire agreement among the parties hereto with respect to the subject matter contained therein; and

WHEREAS, one hundred percent (100%) of the general partnership interests in Pledgor are owned by Borrower, and one hundred percent (100%) of the limited partnership interests in Pledgor are owned by NNN Apartment REIT Advisor, LLC, a limited liability company which is under common ownership with Borrower, and Pledgor will derive benefit from the credit facilities to be made available to Borrower by Lender pursuant to the Loan Agreement;

NOW, THEREFORE, in consideration of the credit facilities continuing to be made available pursuant to the Loan Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the parties do hereby agree as follows:

1. Definitions. All capitalized undefined terms used herein shall have the respective meanings assigned thereto in the Loan Agreement. In addition, the following terms, when used herein, shall have the following meanings:

“Collateral” means, collectively, (i) with respect to each of the Owned LLC’s one hundred percent (100%) of those Membership Interests of Pledgor in such Owned LLC which are designated as “Class B Interests” in the operating agreement of such Owned LLC, whether now owned or hereafter acquired, (ii) with respect to each of Walker Ranch, Hidden Lakes and Towne Crossing, forty-nine percent (49%) of the Partnership Interests of Pledgor in such Owned LP, whether now owned or hereafter acquired, (iii) with respect to North Gate, one hundred percent (100%) of the Partnership Interests of Pledgor in such Owned LP, whether now owned or hereafter acquired, and (iv) all proceeds of the property described in each of items (i), (ii) and (iii) above, including, without limitation, proceeds from any permitted sale or other disposition thereof (including without limitation all payment intangibles relating thereto).

“Membership Interests” means the entire membership interests of Pledgor in each of the Owned LLC’s, including, without limitation, Pledgor’s capital account, its interest as a member in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of each of the Owned LLC’s, its interest in all distributions made or to be made by any of the Owned LLC’s to Pledgor and all of the other rights, titles and interests of Pledgor as a member of each of the Owned LLC’s, whether set forth in the operating agreement of such Owned LLC, by separate agreement or otherwise.

“Partnership Interests” means the entire limited partnership interests of Pledgor in each of the Owned LP’s, including, without limitation, Pledgor’s capital account, its interest as a limited partner in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of each of the Owned LP’s, its interest in all distributions made or to be made by any of the Owned LP’s to Pledgor and all of the other rights, titles and interests of Pledgor as a limited partner of each of the Owned LP’s, whether set forth in the partnership agreement of such Owned LP, by separate agreement or otherwise.

“UCC” means the North Carolina Uniform Commercial Code, or as to any matter governed by the Uniform Commercial Code of another jurisdiction, the Uniform Commercial Code of such other jurisdiction.

2. Pledge and Security Interest. As collateral security for the due and punctual payment and performance by Borrower of all of its obligations under the Loan Agreement and the other Loan Documents (collectively, the “Obligations”), Pledgor hereby pledges and assigns to Lender a continuing first priority security interest in and to the Collateral.

3. Pledgor Remains Liable. Anything herein to the contrary notwithstanding, (a) Pledgor shall remain liable to perform all of its duties and obligations as a member of each of the Owned LLC’s, and all of its duties and obligations as a limited partner of each of the Owned LP’s, to the same extent as if this Agreement had not been executed, (b) the exercise by Lender of any of its rights hereunder shall not release Pledgor from any of its duties or obligations as a member or limited partner, as applicable, of any Owned Company, and (c) Lender shall not have any obligation or liability as a member or limited partner, as applicable, of any Owned Company by reason of this Agreement.

4. Representations and Warranties. Pledgor represents and warrants that:

(a) Pledgor owns one hundred percent (100%) of the membership interests in, and is the sole member of, each of the Owned LLC’s.

(b) Pledgor (i) owns one hundred percent (100%) of the limited partnership interests in, and is the sole limited partner of, each of the Owned LP’s, and (ii) owns one hundred percent (100%) of the membership interests in, and is the sole member of, each of the Property Owner GP’s, each of which owns one hundred percent (100%) of the general partnership interests in, and is the sole general partner of, the respective Owned LP.

(c) Pledgor is the legal and beneficial owner of the Collateral free and clear of all liens and encumbrances.

(d) The jurisdiction in which Pledgor is located for purposes of Section 9-307 of the UCC is the State of Virginia.

(e) Pledgor conducts business only under the name “GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP,” and does not use and has not used any trade name, fictitious name or similar name.

(f) Properly completed financing or other statements have been filed in all necessary jurisdictions with respect to the Collateral, and certificates representing the Collateral have been delivered as may be required, so that the pledge and security interest granted pursuant to this Agreement constitutes a valid, continuing and perfected security interest in and lien on the Collateral under the UCC.

(g) Pledgor has full power and authority to execute this Agreement and to perform its obligations hereunder, and the execution and delivery of this Agreement, and the performance of Pledgor’s obligations hereunder, have been duly authorized by all necessary corporate or other action of Pledgor.

(h) The execution, delivery and performance by Pledgor of this Agreement does not conflict with, or result in a breach or violation of, (i) any law, regulation or court order applicable to Pledgor or its property, (ii) any document or instrument to which Pledgor is a party or by which its assets may be bound, (iii) the operating agreement of any of the Owned LLC’s, (iv) the partnership agreement of any of the Owned LP’s, or (v) any document, instrument or agreement evidencing or relating to any credit facility or loan to which any of the Owned Companies is a party.

(i) No authorization, approval or other action by, and no notice to or filing with, any governmental authority (other than as set forth in Section 4(f) above) is required (i) for the execution, delivery and performance of this Agreement by Pledgor, or (ii) for the exercise by the Lender of any rights or remedies in respect of the Collateral hereunder.

(j) None of the Partnership Interests in North Gate, Towne Crossing or Walker Ranch, and none of the Membership Interests in any of the Owned LLC’s, are dealt in or traded on securities markets, and neither the terms of the respective partnership agreements governing the Partnership Interests in North Gate, Towne Crossing and Walker Ranch nor the terms of the respective operating agreements governing the Membership Interests in the Owned LLC’s, provide that such interests are securities governed by Article 8 of the UCC. None of the Partnership Interests in North Gate, Towne Crossing or Walker Ranch, and none of the Membership Interests in any of the Owned LLC’s, is evidenced by a certificate of ownership.

(j) None of the Partnership Interests in Hidden Lakes are dealt in or traded on securities markets; however, the terms of the partnership agreement governing the Partnership Interests in Hidden Lakes provide that such interests are securities governed by Article 8 of the UCC. The Partnership Interests in Hidden Lakes are evidenced by a certificate of ownership.

5. Protection of Security Interest. Pledgor covenants that:

(a) Pledgor will, at all times the Loan Agreement remains in full force and effect, remain the legal and beneficial owner of the Collateral free and clear of all liens and encumbrances except for liens and encumbrances in favor of Lender. In furtherance of the foregoing, Pledgor will not sell, convey, transfer, assign or encumber in any way, all or any portion of the Collateral.

(b) Pledgor will, at all times the Loan Agreement remains in full force and effect, remain the legal and beneficial owner of (i) all Membership Interests in each Owned LLC, (ii) all Partnership Interests in each Owned LP, and (iii) all membership interests in each Property Owner GP, each of which in turn will remain the beneficial owner of all general partnership interests in the respective Owned LP, in each case free and clear of all liens and encumbrances except for, as to the Collateral, liens and encumbrances in favor of Lender. In furtherance of the foregoing, Pledgor will not sell, convey, transfer, assign or encumber in any way, all or any portion of any Membership Interests, any Partnership Interests, or any membership interests in the Property Owner GP’s, and will not permit the sale, conveyance, transfer, assignment or encumbrance, in any way, of any general partnership interests owned by any Property Owner GP in any Owned LP, in each case except in favor of Lender.

(c) Except upon thirty (30) days prior written notice to the Lender, Pledgor will not (i) change its name, identity, or corporate structure or jurisdiction of incorporation so as to make any financing or other statement filed as provided herein become seriously misleading, (ii) with respect to Hidden Lakes, opt out of Article 8 for purposes of classifying the Partnership Interests therein as securities or (iii) with respect to any Owned LLC or any Owned LP other than Hidden Lakes, opt into Article 8 for purposes of classifying the Membership Interests or Partnership Interests therein as securities.

(d) Pledgor will, upon request of Lender, prepare and deliver such financing statements, notices of lien, notices of assignment and continuations or amendments to any of the foregoing, and other documents (and pay the costs of filing or recording the same in all public offices deemed necessary by Lender) and do such other acts and things, all as Lender may from time to time request to establish and maintain a valid perfected first priority pledge and security interest in the Collateral to secure the payment of the Obligations. Pledgor hereby constitutes and appoints Lender (and any of its officers) as its attorney-in-fact with full power and authority to execute and deliver all documents necessary to perfect and keep perfected the security interests created hereby. This power of attorney hereby granted is a special power of attorney coupled with an interest and shall be irrevocable by Pledgor.

(e) Pledgor will pay or cause to be paid, prior to delinquency, all taxes, charges, liens and assessments against the Collateral, except to the extent and so long as (i) the same are being contested in good faith by appropriate proceedings, and (ii) the effect of any lien, charge or encumbrance is stayed pending final resolution.

(f) Pledgor will pay promptly on demand by Lender all advances, charges, costs and expenses, including reasonable attorneys’ fees, incurred or paid by Lender in protecting and preserving the Collateral or in exercising any right, power or remedy conferred by this Agreement.

(g) Without the prior written consent of the Lender, the Pledgor will not (i) vote to enable, or take any other action to permit, any Owned Company to issue any additional Membership Interests or Partnership Interests, as applicable, except for such additional Membership Interests or Partnership Interests that will be subject to the security interest granted herein in favor of the Lender or (ii) vote to enable, or take any other action to permit, any Owned LLC to recharacterize its Membership Interests into classes other than those existing as of the date hereof, or discontinue any classes existing as of the date hereof, or transfer Membership Interests among classes, or (iii) enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Lender to sell, assign or transfer any Collateral. The Pledgor will defend the right, title and interest of the Lender in and to the Collateral against the claims and demands of all Persons whomsoever.

(h) The Pledgor will deliver to the Lender all Partnership Interests or Membership Interests evidenced by a certificate (including, without limitation, certificates evidencing the Partnership Interests in Hidden Lakes), together with such effective endorsements and assignments as may be required. If the Pledgor shall become entitled to receive or shall receive (i) any certificate evidencing any Collateral, whether in addition to, in substitution of, or as a conversion of, or in exchange for, any Collateral, or otherwise in respect thereof or (ii) any sums paid upon or in respect of any Collateral upon the liquidation or dissolution of any Owned Company, the Pledgor shall accept the same as the agent for the Lender, hold the same in trust for the Lender, segregated from other funds of the Pledgor, and promptly deliver the same to the Lender in accordance with the terms hereof.

6. Events of Default. The occurrence of an “Event of Default” (as defined in the Loan Agreement) which has not been cured during the applicable cure period, if any, provided for therein, shall constitute an event of default (an “Event of Default”) hereunder.

7. Lender’s Rights and Remedies Upon Default. Upon the occurrence of any Event of Default, Lender shall be entitled, at its option, to exercise all such rights and remedies with respect to the Collateral as (i) are available under the UCC and (ii) are otherwise available at law or in equity. Without limiting the foregoing, the Lender shall have the right to receive any and all cash dividends, payments or distributions made in respect of any Membership Interests and/or Partnership Interests or other proceeds paid in respect of any Membership Interests and/or Partnership Interests, and any or all of any Membership Interests and/or Partnership Interests shall be registered in the name of the Lender or its nominee, and the Lender or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Membership Interests and/or Partnership Interests at any meeting of partners or members, as applicable, of the relevant Owned Companies and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Membership Interests and/or Partnership Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Membership Interests and/or Partnership Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the limited liability company or partnership structure of any Owned Company or upon the exercise by the Pledgor or the Lender of any right, privilege or option pertaining to such Membership Interests and/or Partnership Interests, and in connection therewith, the right to deposit and deliver any and all of the Membership Interests and/or Partnership Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Lender may determine), all without liability except to account for property actually received by it; but the Lender shall have no duty to the Pledgor to exercise any such right, privilege or option and the Lender shall not be responsible for any failure to do so or delay in so doing. In furtherance thereof, the Pledgor hereby authorizes and instructs each Owned Company to (i) comply with any instruction received by it from the Lender in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that each Owned Company shall be fully protected in so complying following receipt of such notice and prior to notice that such Event of Default is no longer continuing, and (ii) except as otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to any Membership Interests and/or Partnership Interests directly to the Lender.

8. Miscellaneous.

(a) Lender shall have the right at all times to enforce the provisions of this Agreement in strict accordance with the terms hereof, notwithstanding any conduct or custom on its part in refraining from so doing at any time. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and executed by the parties hereto (subject to the provisions of the Loan Agreement), and no waiver or omission to act by Lender as to any Event of Default shall operate as a waiver of any other Event of Default or of the same Event of Default at a future time, and no single or partial exercise by Lender of any right or remedy shall preclude any other or future exercise of that or of any other right or remedy. The provisions, rights and remedies hereof are cumulative to and concurrent with those of all other agreements and documents held by Lender in connection with the Obligations.

(b) This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations.

(c) This Agreement, unless otherwise expressly set forth herein, shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

(d) TO THE EXTENT PERMITTED BY LAW, PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS AGREEMENT AND INTO THE LOAN AGREEMENT.

(e) Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, or sent by overnight courier or by certified mail, postage prepaid, to the other party at the address set forth below, or at such other address within the continental United States of America as may have theretofore been designated in writing in accordance with the terms and conditions hereof:

PLEDGOR:	Grubb & Ellis Apartment REIT Holdings, LP
c/o Grubb & Ellis Apartment REIT, Inc.
1551 N. Tustin Ave., Suite 200
Santa Ana, CA 92705
Attention: Andrea Biller, Esq.
LENDER:	Wachovia Bank, National Association
One Wachovia Center, 16th Floor
301 South College Street
Charlotte, NC 28288-0172
Attention: Chris Troutman

(f) In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

(g) This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

(h) This Agreement constitutes the final, exclusive and complete statement of the agreement of the parties hereto with respect to the subject matter hereof and all other prior or contemporaneous agreements with respect to the subject matter hereof are superseded hereby.

(i) The Pledgor hereby waives and releases any rights, demands, and defenses the Pledgor may have with respect to the Lender pursuant to any law or statute that requires that the Lender make demand upon, assert claims against, or collect from Borrower or other persons or entities, foreclose any security interest, sell collateral, exhaust any remedies, or take any other action against Borrower or other persons or entities prior to making demand upon, collecting from or taking action against the Pledgor under this Agreement, including any such rights the Pledgor might otherwise have had under N.C.G.S. §§ 26-7, et seq. and any successor statute and any other applicable law.

IN WITNESS WHEREOF, Pledgor and Lender have duly executed this Agreement, or caused this Agreement to be duly executed, as of the day and year first above written.

PLEDGOR:

GRUBB & ELLIS APARTMENT REIT

HOLDINGS, L.P. (formerly known as

NNN Apartment REIT Holdings, LP), a Virginia

limited partnership

By: GRUBB & ELLIS APARTMENT REIT, INC. (formerly known as NNN Apartment REIT, Inc.), a Maryland corporation, its sole general partner

By: /s/ Gus G. Remppies
Name: Gus G. Remppies
Title: Chief Investment Officer

LENDER:

WACHOVIA BANK, N.A., a national banking association

By: /s/ Chris B. Troutman
Name: Chris Troutman
Title: Managing Director